EXHIBIT D

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

Tendered Pursuant to the Offer to Purchase

Dated July 29, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

UMB FUND SERVICES/HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND BY

11:59 P.M. EASTERN TIME, ON AUGUST 26, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Hartford Schroders Private Opportunities Fund

c/o UMB Fund Services

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (888) 660-3010

Fax: (816) 860-3140

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HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Hartford Schroders Private Opportunities Fund (the “Fund”) or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal (the Letter of Transmittal).

Such tender was for account number: ___________________

Such tender was in the amount of:

☐ Entire amount of Shares

-or-

☐ Portion of Shares                 $______________     or     ______________ Number of Shares

☐ That amount of the undersigned’s Shares whose value is in excess of the minimum investment applicable for the Fund

As indicated immediately below, the undersigned herby wishes to withdraw its tender of shares in the Fund such that:

☐ NONE of the undersigned shares will be purchased by the Fund

-or-

☐ SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

Portion of Shares                 $______________     or     ______________ Number of Shares

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The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

Date:
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Joint Tenant

FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name and Title of Co-Signatory

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